UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375
San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01   Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Committee”) of the Board of Directors of Jaguar Health, Inc. (the “Company”) initiated a selection process in April to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, including the fiscal quarter ending March 31, 2019.

On April 2, 2019, BDO USA, LLP notified the Company that it has declined to stand for re-election as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. This change will not become effective until the Company files its Form 10-K for the year ended December 31, 2018.

The reports of BDO USA, LLP on the Company’s consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 contained an explanatory paragraph regarding the Company’s ability to continue as a going concern and contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2017 and 2016, and in the subsequent interim period through April 2, 2019, there have been no disagreements with BDO USA, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of BDO USA, LLP, would have caused BDO USA, LLP to make reference to the matter in its reports on the financial statements for such years.

During the two fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through April 2, 2019, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except as follows:

•                  BDO USA, LLP’s audit reports for the fiscal years ended December 31, 2017 and 2016 included an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern.

•                  As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, there was a material weakness in the internal control over financial information relating to the review of the tax provision.

•                  The Company will disclose a material weakness in the internal control over financial information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 relating to staff turnover in its accounting department. The Company did not maintain a sufficient complement of internal personnel with appropriate knowledge, experience and/or training commensurate with its financial reporting requirements. The Company relied on outside consulting technical experts and did not maintain adequate internal qualified personnel to properly supervise and review the information provided by the outside consulting technical experts to ensure certain significant complex transactions and technical matters were properly accounted for, specifically with respect to accurately reflecting all potential accrued services on the balance sheet at December 31, 2018.  In addition, the Company identified inadequate internal technical staffing levels and expertise to properly supervise and review the information of the outside consulting technical experts to properly apply ASC 815-40 for liability classification of certain warrants and ASC 470-50 and ASC 470-60 to properly reflect the accounting impact to multiple modifications of the Company’s debt instruments.

The Company provided a copy of the foregoing disclosures to BDO USA, LLP and requested that BDO USA, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether BDO USA, LLP agrees with the above statements. A copy of BDO USA, LLP’s letter, dated April 8, 2019 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
16.1	Letter from BDO USA, LLP, dated April 8, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: April 8, 2019

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